Exhibit 10.6

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made and entered into effective September 15, 2024 (the “Amendment No. 1 Effective Date”) between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and the Consenting Buyers (as defined below). Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Company and each buyer identified on the signature pages thereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”) entered into the Securities Purchase Agreement dated as of May 15, 2024 (the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, the Company agreed to issue and sell, and each Buyer, severally and not jointly, agreed to purchase from the Company senior secured convertible promissory notes (the “Notes”);

WHEREAS, pursuant to Section 7(e), the Securities Purchase Agreement may be amended in a written instrument signed by the Company and Buyers which purchased at least 50% plus $1.00 of the Notes based on the Purchase Price thereunder (such Buyers, collectively the “Consenting Buyers”); and

WHEREAS, the Company and the Consenting Buyers desire to amend the Securities Purchase Agreement as set forth herein.

NOW, THEREFORE, for due and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. The third recital of the Securities Purchase Agreement, which currently states,

“WHEREAS, the aggregate principal amount of Notes sold pursuant to this Agreement shall not exceed two million seven hundred seventy five thousand and No/100 United States Dollars (US$2,775,000) (the “Maximum Amount”), which amount can be increased by mutual agreement of the Company and the Buyers that are majority-in-interest holders of the outstanding Notes; and”

shall be replaced in its entirety with the following:

“WHEREAS, the aggregate principal amount of Notes sold pursuant to this Agreement shall not exceed four million and No/100 United States Dollars (US$4,000,000) (the “Maximum Amount”), which amount can be increased by mutual agreement of the Company and the Buyers that are majority-in-interest holders of the outstanding Notes; and”

2. Except as modified by this Amendment, all other terms and conditions in the Securities Purchase Agreement shall remain in full force and effect and this Amendment shall be governed by all provisions thereof, including Section 7(a) regarding governing law. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ARCH THERAPEUTICS, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR BUYER FOLLOWS]

[BUYER SIGNATURE PAGES TO AMENDMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: ____________________________________________________

Signature of Authorized Signatory of Buyer: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________